EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

The table below lists DDi Corp’s consolidated subsidiaries. The ownership of these entities is as follows:

Name	Jurisdiction of Organization	Ownership
DDi Intermediate Holdings Corp.	California	100% directly owned by DDi Corp.

DDi Capital Corp.	California	100% directly owned by DDi Intermediate Holdings Corp.

Dynamic Details, Incorporated	California	100% directly owned by DDi Capital Corp.

DDi Sales Corp.	Delaware	100% directly owned by Dynamic Details, Incorporated

Sovereign Circuits, Inc.	Ohio	100% directly owned by Dynamic Details, Incorporated

Sovereign Flex Products, LLC	Ohio	100% directly owned by Sovereign Circuits, Inc.

DDi Canada Acquisition Corp.	Ontario, Canada	100% directly owned by Dynamic Details, Incorporated

Dynamic Details Canada, Corp.	Ontario, Canada	100% directly owned by DDi Canada Acquisition Corp.

Laminate Technology Corp.	Delaware	100% directly owned by Dynamic Details, Incorporated

Dynamic Details Incorporated, Silicon Valley	Delaware	100% directly owned by Dynamic Details, Incorporated

Dynamic Details Incorporated, Colorado Springs	Colorado	100% directly owned by Dynamic Details, Incorporated

Dynamic Details Texas, L.L.C.	Delaware	100% directly owned by Dynamic Details, Incorporated